Exhibit 10.14
INVESTOR RIGHTS AGREEMENT
     THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 14, 2005 (the “Effective Date”), by and among TrustWave Holdings, Inc., a Delaware corporation (the “Company”), the Investors listed on Exhibit A hereto (the “Investors”) and the stockholders listed on Exhibit B hereto (each, a “Common Stockholder” and collectively, the “Common Stockholders”).
RECITALS
     WHEREAS, the Company proposes to issue to the Investors, Common Stockholders and certain other individuals shares of its Class A Voting Common Stock, par value $0.0001 per share (“Common Stock”), options for shares of Common Stock, and options for shares of its Class B Nonvoting Common Stock, par value $0.0001 per share (“Class B Common”), and (ii) shares of its Series A-1 Preferred Stock, par value $0.0001 per share (“Series A-1 Preferred”), and shares of its Series A-2 Preferred Stock, par value $0. 0001 per share (“Series A-2 Preferred,” together with Series A-1 Preferred, the “Series A Preferred”) pursuant to that certain Contribution Agreement, dated as of March 14, 2005 (the “Contribution Agreement”); and
     WHEREAS, as a condition of entering into the Contribution Agreement, the Investors have requested that the Company extend to them registration rights, information rights and other rights, and the Company desires to extend such rights to the Investors, on the terms set forth below.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
GENERAL
     1.1 Certain Definitions. As used in this Agreement the following terms shall have the following meanings:
          “Affiliate” has the meaning ascribed to it under Rule 12b-2 promulgated under the Exchange Act.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute in effect, and the rules and regulations of the SEC promulgated thereunder, all as the same may from time to time be in effect.
          “Form S-3” means such form promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.
          “Initial Public Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.
          “Major Investor” means (a) an Investor who owns at least [ten percent (10%)] of the shares of the Series A Preferred initially issued to him or it as of the Effective Date or (b) a Major Common Stockholder.
          “Major Common Stockholder” means a Common Stockholder who, on the Effective Date and at the date of determination, holds Registrable Securities representing at least 100,000 shares of Common Stock.
          “MBK” means MBK Ventures, LLC, an Illinois limited liability company.
          “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Securities.
          “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.
          “Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.
          “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.
          “Qualified Public Offering” means a Qualified Public Offering, as such term is defined in the Company’s Certificate of Incorporation.
          “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
          “Registrable Securities” means (a) Common Stock held, or hereafter acquired, by the Common Stockholders; (b) Common Stock issued or issuable upon conversion of the Shares; (c) any other Common Stock held, or hereafter acquired, by the Investors or issuable to the Investors pursuant to options, warrants or convertible securities; and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public pursuant to a Registration Statement which has been declared effective or pursuant to Rule 144 or sold in a private transaction in which the transferor’s rights under Article 2 of this Agreement are not assigned.
          “Registrable Securities then outstanding” means the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.
          “Registration Expenses” mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees (including all expenses incident to listing the Registrable Securities on a national securities exchange), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of the Stockholders’ Counsel (as defined in Section 2.4(i)), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the Prospectus, amendments, supplements and post-effective amendments to such Registration Statement, and all exhibits and all material incorporated by reference in such Registration Statement, except (i) a registration statement on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, managers or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities.
          “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.
          “SEC” or “Commission” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same may be in effect from time to time.
          “Selling Expenses” mean all underwriting discounts and selling commissions applicable to the sale.
          “Shares” mean shares of Series A Preferred held, or hereafter acquired, by the Investors and their permitted assigns.
          “Special Registration Statement” shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 under the Securities Act.

ARTICLE 2
REGISTRATION
     2.1 Demand Registration.
     (a) Request for Registration. Subject to the conditions of this Section 2.1, at any time following one hundred eighty (180) days after the Company has completed its Initial Public Offering, the Holders (excluding the Common Stockholders) of at least twenty percent (20%) of the Registrable Securities then outstanding (excluding those held by the Common Stockholders) (the “Initiating Holders”) may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Shares requested to be registered (provided that, for a Long-Form Registration, the securities requested to be registered must have an anticipated offering price not less than $15,000,000), the anticipated per share price range for such offering and the intended method of distribution. The Company shall, within fifteen (15) days after the receipt thereof, give written notice of such request to all non-Initiating Holders (the “Non-Initiating Holders” and, together with the Initiating Holders, the “Demand Holders”). A Non-Initiating Holder must notify the Company within fifteen (15) days of receipt of such written notice if such Non-Initiating Holder so desires to have its Registrable Securities registered. The Company will use its commercially reasonable efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Demand Holders request to be registered.
     (b) Long-Form Registration. Subject to Section 2.1(a) above, the Initiating Holders shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses in connection therewith. A registration shall not count as one (1) of the permitted Long-Form Registrations until it has become effective.
     (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.1(b), any Holder or group of Holders (excluding Common Stockholders) shall be entitled to request two (2) Short—Form Registrations per calendar year, in which the Company shall pay all Registration Expenses; provided that, the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $3,000,000. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the resale of Registrable Securities.
     (d) Selection of Underwriters. If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.1 and the Company shall include such information in the notice referred to in Section 2.1(a). In such event, the right of any

Demand Holder to include its Registrable Securities in such registration shall be conditioned upon participation in such underwriting. The underwriter or underwriters for such offering shall be a nationally recognized underwriter or underwriters selected by the Demand Holders owning a majority of the Registrable Securities requested to be included in such offering and reasonably acceptable to the Company and such underwriter or underwriters shall enter into a reasonable and customary underwriting agreement with the Company.
     (e) Priority on Demand Registrations. Notwithstanding any other provision of this Section 2.1, if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all participating Demand Holders, and the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration by the Investors and the Major Common Stockholders, pro rata on the basis of the number of Registrable Securities held by each such Holder and (ii) second, the Registrable Securities requested to be included by the Common Stockholders, pro rata on the basis of the number of Registrable Securities held by each such Holder.
     (f) Restrictions on Demand Registrations. The Company shall not be required to effect a Demand Registration pursuant to this Section 2.1:
     (i) prior to one hundred eighty (180) days following the effective date of the Registration Statement pertaining to the Initial Public Offering;
     (ii) in the case of a request for a Long-Form Registration, after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective by the SEC;
     (iii) in the case of a request for a Short-Form Registration, (A) if Form S-3 is not available for such offering by the Holders, (B) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.1, or (C) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a registration on Form S-3 for the Holders pursuant to this Section 2.1;
     (iv) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, a Registration Statement pertaining to any underwritten public offering made pursuant to this Section 2.1 or in which the Demand Holders were given the opportunity to participate pursuant to Section 2.2; provided that, each such Registration Statement was declared or ordered effective and maintained effective by the SEC; and

     (v) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(c).
     (g) A Demand Registration under this Section 2.1 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Initiating Holders; provided, however, that such rescinded registration shall count as a registration initiated pursuant to this Section 2.1 unless the Company shall have been reimbursed (pro rata by the Initiating Holders or in such other proportion as they may agree) for all out-of-pocket expenses (including fees of outside counsel) incurred by the Company in connection with such rescinded registration; provided further, however, that such Initiating Holders shall not be required to reimburse the Company if such rescission shall have been caused by, or made in response to, the material adverse effect of an event on the business, prospects, properties, condition (financial or otherwise) or operations of the Company.
     2.2 Piggyback Registrations. If, at any time, the Company proposes to file a Registration Statement under the Securities Act for purposes of a public offering of securities of the Company (including for this purpose a Registration Statement covering shares owned by stockholders other than the Holders but excluding Special Registration Statements), it shall notify all Holders of Registrable Securities in writing (the “Company Notice”). Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 2.2(a), to include in any such Registration Statement all or any part of the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than fifteen (15) days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in the Registration Statement.
     (a) Underwriting. If the Registration Statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following manner: first, to the Company, all securities proposed to be registered by the Company for its own account; second, to the Investors and Major Common Stockholders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Investors and Major Common Stockholders; and third, to any other Holders, the number of securities requested to be included by any other Holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them; provided, however, in no event shall the number of Registrable Securities of the Investors and, so long as it is a Major Common Stockholder, MBK, be reduced to a number less than thirty percent (30%) of the total amount of securities in the offering (except if the total number of Registrable Securities requested to be included by the Investors and, so long as it is a Major Common Stockholder, MBK, is less than thirty percent (30%) of the total amount of securities in the offering), unless such offering is the Company’s Initial Public Offering in which case the number of Registrable Securities of the Investors and, so long as it is a Major Common Stockholder, MBK, included may be reduced to below thirty percent (30%) of the total number of securities in the offering if the underwriters determine that marketing factors require such limitation. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement.
     (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.
     2.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses (excluding underwriting discounts and commissions) incurred in connection with any registration under Sections 2.1 or 2.2 herein shall be borne by the Company, including the expense of a single special counsel to the Holders for each registration (such expense not to exceed $50,000). Except as provided hereto, all Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Persons selling the securities in proportion to the number of securities sold by such seller or sellers.
     2.4 Obligations of the Company. Whenever required to register any Registrable Securities, the Company shall, as promptly as reasonably possible:
     (a) Use commercially reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and to cause such Registration Statement to become effective, and, upon the request of the selling Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder agrees to refrain from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock of the Company;
     (b) Use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the applicable period set forth in paragraph (a) above and to cause such amendments and supplements to become and remain effective;
     (c) Furnish to the Holders of the Registrable Securities being sold and each underwriter such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;
     (d) Use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities being sold, and register such securities with or obtain the approval of such other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or to file a general consent to service of process in any states or jurisdictions where it would not otherwise be required so to do but for this subparagraph;
     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;
     (f) Notify on a timely basis each Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such Prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and use its commercially reasonable efforts to cause each such amendment and supplement to become and remain effective;
     (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters and if the underwriters so request, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a cold comfort letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;
     (h) Make available for inspection by the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);
     (i) At least five (5) business days before filing any Registration Statement that registers such Registrable Securities, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, furnish to a single counsel (the “Stockholders’ Counsel”) designated by the holders of a majority of the Registrable Securities being sold, copies of all such documents proposed to be filed and incorporate any reasonable comments proposed by such counsel (it being understood that such five (5) business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
     (j) Notify the Stockholders’ Counsel promptly in writing (i) of any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

     (k) Appoint a transfer agent and registrar (which may be the same entity and which may be the Company) no later than the first registration of any such Registrable Securities;
     (l) Cause such Registrable Securities to be listed on any national securities exchange on which similar securities of the Company are listed or, if similar securities of the Company are not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., National Market System, or such other national securities exchange; and
     (m) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.
     2.5 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably requested by the Company to effect the registration of their Registrable Securities.
     2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Sections 2.1, 2.2 or 2.3:
     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, members, managers, officers, directors, stockholders, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Holder, partner, member, manager, officer, director, stockholder, employee, agent, underwriter or controlling

Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, employee, agent, director, stockholder, underwriter or controlling Person of such Holder or as a result of such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.
     (b) To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, agents and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder’s partners, directors, officers or stockholders or any Person who controls such Holder (collectively, “Company Indemnitees”), against any losses, claims, damages or liabilities to which the Company or any such Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of and to the extent that they are based upon any untrue statement or alleged untrue statement of material fact contained in written information furnished by such Holder specifically for use in connection with such registration, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Holder Violation”); and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any other Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder.
     (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and generally summarize such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided that, the indemnified party may participate in such defense at such party’s own expense. Except as provided below, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6. Notwithstanding the foregoing, if any indemnified party shall have reasonably concluded that there may be one (1) or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided in this Section 2.6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6.
     (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation or Holder Violation, as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the maximum liability in respect of any contribution by a Holder pursuant to this Section 2.6(d) exceed the net proceeds from the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company and Holders under this Section 2.6 shall survive the transfer of any Registrable Securities or the completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
     2.7 Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder (or a liquidating trust on behalf of such Holder), (b) is a Holder’s spouse or lineal descendant or is a trust for the benefit of an individual Holder or his or her spouse or lineal descendant or (c) acquires at least [250,000] shares of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar events); provided that, (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement as evidenced by such transferee’s execution and delivery of an appropriate counterpart signature page or joinder hereto.
     2.8 Amendment of Registration Rights. Any provision of this Article 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of an Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors of such class, in their capacities as Investors of such class, shall not be effective as to such Investor without its prior written consent. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company.
     2.9 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, prior to the Qualified Public Offering, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on parity with or senior to those granted to the Holders hereunder or which rights would be reasonably expected to conflict with the rights granted to the Holders hereunder. The Company represents and warrants that as of the date hereof, there exists no agreement or understanding between the Company and any other Person limiting the Company’s ability to grant registration rights to the Company’s securities.
     2.10 “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days or, in the case of the Initial Public Offering, or, if required by the underwriters, a period not to exceed one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act (the “Lock-up”); provided that:

     (a) all (A) officers and directors of the Company and (B) all Holders that own at least two percent (2%) of the Company’s Common Stock (on an as converted basis), and together with its Affiliates, enter into similar agreements; and
     (b) if the Company or the underwriters release any Registrable Securities or any other securities (the “Released Securities”) from the requirements of this Section 2.10 before the end of the period set by the Company or the underwriters, then the Registrable Securities of each Holder shall be released from the provisions of this Section 2.10 in the same proportion as the Released Securities bear to the total number of securities held by the holder of the Released Securities which were subject to this Section 2.10.
     Each Holder participating in the applicable registration agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities), each Holder participating in the applicable registration shall provide, as soon as practicable after receipt of such request, such information as may be reasonably required by the Company or such underwriter representative in connection with the completion of any public offering of the Company’s securities pursuant to a Registration Statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day or one-hundred eighty (180) day period.
     2.11 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
     (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents (including opinions of the Company’s counsel) as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     2.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Article 2 following the earlier of (a) such time as all such Holder’s Registrable Securities may be sold in a single sale without regard to any volume limitations pursuant to Rule 144, (b) five (5) years after the Initial Public Offering, or (c) such time as a Holder owns less than 0.5% of the Common Stock (on an as-converted basis) after the Initial Public Offering.
ARTICLE 3
COVENANTS
     3.1 Information and Reporting. The Company shall furnish to each Major Investor so long as such Major Investor continues to hold at least ten percent (10%) of the total number of shares of capital stock (as adjusted for stock splits and on an as-converted basis) held by such Major Investor on the date hereof:
     (a) as soon as practicable but in any event within thirty (30) days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flows of the Company for such month;
     (b) as soon as practicable but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited balance sheet of the Company as at the end of such quarter and unaudited statements of income and cash flows of the Company for such quarter;
     (c) as soon as practicable but in any event within one hundred twenty (120) days after the end of each fiscal year, an audited balance sheet of the Company as at the end of such year and audited statements of income, stockholders’ equity, and changes in cash flow of the Company for such fiscal year, prepared in accordance with GAAP consistently applied and certified by the Company’s independent public accountants.
     (d) as soon as practicable but in any event not later than thirty (30) days prior to the start of each new fiscal year, a budget and business plan for the upcoming fiscal year, which business plan shall include a budget on a monthly basis (including balance sheets and income statements for such months), and promptly after preparation, any revisions to the forecasts contained therein; and
     (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Major Investor may from time to time reasonably request.
     3.2 Inspection Rights. The Company shall permit each Major Investor, so long as such Major Investor continues to hold at least ten percent (10%) of the total number of shares of capital stock (as adjusted for stock splits and on an as-converted basis) held by such Major Investor on the date hereof, to visit and inspect the properties of the Company, to examine its corporate and financial records and make copies thereof and to discuss its affairs, finances, and accounts with its executive officers, at such reasonable times and upon such reasonable notice as it may reasonably request. Any Major Investor exercising its rights of inspection hereunder agrees to maintain the confidentiality of all financial and other confidential information of the Company disclosed to it.
     3.3 Confidentiality of Records. Each Holder, on behalf of itself and its managers, directors, officers, board and observer designees, employees, members of the investment committee of such Holder charged with evaluating and overseeing such Holder’s investment in the Company (the “Investment Committee”) and agents (collectively, the “Investor Parties”), agrees that from and after the date hereof it will hold in strict confidence any information received from the Company and its agents concerning the business and affairs of the Company and its subsidiaries, including confidential information received by the Company or any subsidiary from a third party (including an Investor) which information is subject to a confidentiality agreement between the Company or such subsidiary and such third party (the “Confidential Information”), and to use such Confidential Information only for the purpose of (i) directing the operations of the Company, to the extent such Holder has nominated a designee or observer to the Board of Directors, (ii) evaluating any additional investment in the Company and (iii) evaluating and managing the disposition of all or a portion of such Holder’s investment in the Company. Each Holder further agrees that it will only make available to its respective Investor Parties (including legal and accounting representatives) and, in the case of a potential disposition of all or a portion of such Holder’s investment in the Company, any potential transferees, such Confidential Information as is reasonably necessary for such Holder to evaluate and manage the investment. For purposes of clarity, no Holder designated director or observer shall disclose to any director, officer, or other employee of the Holder (other than to a director, officer or employee of such Holder employed in its venture business or serving on its Investment Committee), any Confidential Information of the Company or any of its subsidiaries, including without limitation, technical information or business terms regarding any agreement or arrangement, or the negotiation of a prospective agreement or arrangement, between the Company or any subsidiary and any third party (including an Investor). Anything to the contrary contained herein notwithstanding, any Investor Party shall be permitted to disclose any Confidential Information as may be required by law or regulation or to comply with the requirements of (or to receive approvals from) any applicable governmental agency. Notwithstanding the foregoing, “Confidential Information” shall not include any information which: (i) is or becomes available to the public other than as a result of a disclosure in breach of this Section 3.3 by such Holder or any of its affiliates; (ii) was known to the Holder on a nonconfidential basis prior to its disclosure to the Holder by the Company; (iii) becomes available to such Holder on a nonconfidential basis from a source other than the Company or its agents, provided that such source is not known by such Holder to be bound by a confidentiality agreement with the Company; or (iv) is independently developed by such Holder at any time, which development can be substantiated by competent proof.
     3.4 Indemnification. The Company will indemnify members of the Board of Directors and their Affiliates to the broadest extent permitted by applicable law under standard indemnification agreements for all events arising in connection with such individuals actions as members of the Board of Directors. In the event of a Sale of the Company (as defined in the Stockholders’ Agreement between the Company and its stockholders of even date herewith) in which the Company is not the survivor, proper provisions shall be made so that successors of the Company assume the Company’s indemnification obligations to its directors.
     3.5 D&O Insurance. The Company shall use commercially reasonable efforts to obtain and thereafter maintain a director and officer liability insurance policy for the benefit of the members of the Board of Directors, issued by financially sound and reputable insurers, in such amounts and against such risks as the Board of Directors shall deem appropriate, including employment practices liability coverage.
     3.6 Reservation of Shares. The Company shall continue to reserve sufficient Common Stock for issuance upon conversion of the outstanding Shares.
     3.7 Termination of Covenants. All covenants of the Company contained in Article 3 of this Agreement (with the exception of Section 3.4) shall expire and terminate as to the Investors upon the effective date of the Registration Statement pertaining to the Initial Public Offering or upon the Sale of the Company.
ARTICLE 4
PREEMPTIVE RIGHT OF PURCHASE
     4.1 Subsequent Offerings. Each Major Investor that is an “Accredited Investor” (as such term is defined in Regulation D of the Securities Act) shall have a right to purchase its Pro Rata portion of Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.4 hereof. The term “Equity Securities” shall mean (i) any Common Stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or (iv) any such warrant or right. The term “Pro Rata” means the quotient determined by dividing the number of shares of Common Stock held by each Major Investor (assuming conversion of all Series A Preferred held by any such Major Investor) by the total number of shares of Common Stock outstanding, including shares of Common Stock issuable upon exercise of convertible securities.
     4.2 Exercise of Preemptive Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor notice (the “Company Notice”) of its intention, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have ten (10) days from the date of its receipt of the Company Notice to agree to purchase the Equity Securities being issued, for the price and upon the terms and conditions specified in the Company Notice, by giving notice to the Company and stating therein the quantity of Equity Securities it agrees to purchase; provided that, if all Persons entitled to purchase or receive such Equity Securities are required to purchase other securities of the Company, the Major Investors exercising their rights pursuant to this Section 4.2 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The Company shall promptly, and in no event later than five (5) days after the expiration of the ten (10) day notice period, give each Major Investor that elects to purchase all of the Equity Securities available to it (the “Fully-Exercising Investor”) notice in writing (the “Secondary Company Notice”) of any other Major

Investor’s failure to subscribe for all of the Equity Securities available to it. During the five (5) business day period commencing after receipt of such information from the Company, each Fully-Exercising Investor shall then be entitled to obtain up to that portion of the Equity Securities not subscribed for by the other Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred then held, by all Fully-Exercising Investors who wish to purchase some or all of the unsubscribed Equity Securities. Such Fully-Exercising Investor shall provide written notice to the Company if it so desires to obtain any portion of the Equity Securities not subscribed for by the other Major Investors and to which such Fully-Exercising Investor is entitled. The purchase of any Equity Securities by any Major Investor pursuant to this Section 4.2 shall be completed on a business day occurring not sooner than ten (10) business days after expiration of the ten (10) day notice period in the case where no Secondary Company Notice is given or the five (5) business days offer period in the case where a Secondary Company Notice is given.
     4.3 Issuance of Equity Securities to Other Persons. If the Major Investors fail to exercise in full the preemptive rights, the Company shall have ninety (90) days thereafter to sell any Equity Securities not purchased by Investors pursuant to this Article 4 to any other Person(s), at a price and upon the terms and conditions materially no more favorable to the purchasers thereof than were offered to the Investors in the Company Notice.
     4.4 Excluded Securities. The preemptive rights of first refusal established by this Article 4 shall have no application to any of the following Equity Securities:
     (a) any Common Stock issued in the Initial Public Offering;
     (b) the issuance of any Common Stock as a dividend or other distribution on outstanding shares of Common Stock, a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or a combination or reverse split of outstanding shares of Common Stock into a smaller number of shares of Common Stock;
     (c) the issuance of shares of Common Stock, Class B Common, and Series A Preferred pursuant to the Contribution Agreement;
     (d) any Common Stock issued upon conversion of the Series A Preferred or Class B Common;
     (e) any issuance of Common Stock or preferred stock upon exercise of any warrants or options of the Company outstanding on the date of this Agreement;
     (f) any issuance of Common Stock or Class B Common to employees of the Company pursuant to a stock incentive plan authorized by the Board of Directors;
     (g) any issuance (i) used as consideration for acquisitions approved by the Board of Directors; or (ii) for non-financing purposes in connection with strategic partnering arrangements approved by the Board of Directors; and

     (h) any issuance of shares to a bank or other institutional commercial lender in connection with a loan or equipment leasing arrangement approved by the Board of Directors.
     4.5 No Other Preemptive Rights. The Company has no other outstanding preemptive rights and shall not grant any new preemptive rights without the consent of the holders of at least 66 2/3% of the Series A Preferred (as adjusted for stock splits and on an as-converted basis).
     4.6 Termination and Waiver of Preemptive Right. The preemptive right established by this Article 4 shall not apply to, and shall terminate upon the effective date of the Registration Statement pertaining to the Initial Public Offering. The provisions of this Article 4 may be amended or waived only by the agreement of the Company and of the Investors holding at least 66 2/3% of the Series A Preferred (as adjusted for stock splits and on an as-converted basis).
ARTICLE 5
MISCELLANEOUS
     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without applying conflicts of law principles.
     5.2 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement is not intended to create any third party beneficiaries.
     5.3 Entire Agreement. This Agreement, the Contribution Agreement and the Exhibits thereto, the Stockholders’ Agreement and the other documents delivered pursuant hereto embodies the entire agreement and understanding between the parties hereto with respect to the understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating to such subject matter.
     5.4 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in case any provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision, as to such jurisdiction, shall be ineffective, without affecting the validity, legality, and enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     5.5 Amendment and Waiver.
     (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors of such class, in their capacities as Investors of such class, shall not be effective as to such Investor without its prior written consent.

     (b) Except as otherwise expressly provided, the obligations of the Company under this Agreement may be waived only with the consent of the holders of a majority of the Registrable Securities.
     5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
     5.7 Notices. All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the respective address of the Company set forth on the signature pages hereof, of the Investors set forth on Exhibit A, and of the Common Stockholders set forth on Exhibit B or at such other address as such party may designate in writing to the Company and the other parties hereto.
     5.8 Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
     5.9 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the Effective Date.

COMPANY:

TRUSTWAVE HOLDINGS, INC.

By:	/s/ Joseph L. Patanella

Name: Joseph L. Patanella
Title: President
	Address:	c/o TrustWave Corporation
201 Defense Highway, Suite 205
Annapolis, MD 21401
	Facsimile:	410.571.8493

INVESTORS:

Financial Technology Ventures II (Q), L.P.
By: Financial Technology Management II, LLC

By:	/s/ Richard N. Garman

Name: Richard N. Garman
Title: Managing Member

Financial Technology Ventures II, L.P.
By: Financial Technology Management II, LLC

By:	/s/ Richard N. Garman

Name: Richard N. Garman
Title: Managing Member

/s/ Julia Gluck

Julia Gluck

/s/ Rebecca Kiphart

Rebecca Kiphart

/s/ Richard Kiphart

Richard Kiphart

/s/ David Valentine

David Valentine
SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

COMMON STOCKHOLDERS:

/s/ Jospeh L. Patanella

Joseph L. Patanella

/s/ Erik S. Schetina

Erik S. Schetina

CALEDONIAN INVESTMENTS, L.P.

By:	/s/ Tim Nicholson
Name: Tim Nicholson
Title: Caledonian Corp. General Partner

THE NICHOLSON FAMILY LIMITED PARTNERSHIP

By:	/s/ Tim Nicholson
Name: Tim Nicholson
Title: General Partner

/s/ Barry Patrick Smith

Barry Patrick Smith

/s/ Frank R. Sourbeer

Frank R. Sourbeer

/s/ Daniel Muldoon

Daniel Muldoon

/s/ Jamie Romero

Jamie Romero

/s/ Jacob Carlson

Jacob Carlson

PATANELLA FAMILY TRUST

By:	/s/ James S. Patanella
Name:	James S. Patanella
Its:	Trustee

/s/ Ronald Waranowski

Ronald Waranowski

/s/ Phillip J. Smith

Phillip J. Smith

/s/ Jack Troia

Jack Troia

MBK VENTURES, LLC

By:	/s/ Andrew Bokor
Andrew Bokor, its Manager

By:	/s/ RobertMcCullen
Robert McCullen, its Manager

EXHIBIT A
List of Investors
Name and Address
Series A-1 Preferred
Financial Technology Ventures II (Q), L.P.
c/o Financial Technology Management II, LLC
601 California Street, Suite 2200
San Francisco, California 94108
Attention: David Haynes
Facsimile: 415.229.3005
Financial Technology Ventures II, L.P.
c/o Financial Technology Management II, LLC
601 California Street, Suite 2200
San Francisco, California 94108
Attention: David Haynes
Facsimile: 415.229.3005
Series A-2 Preferred
Julia Gluck
530 Longwood
Glencoe, IL 60022
Rebecca Kiphart
c/o William Blair and Company
222 W. Adams
Chicago, IL 60606
Richard Kiphart
c/o William Blair and Company
222 W. Adams
Chicago, IL 60606
David Valentine
348 Sterling Road
Kenilworth, IL 60043

EXHIBIT B
List of Major Common Stockholders*
Barry Patrick Smith
11816 Hunting Ridge Court
Potomac, Maryland 20854
Frank R. Sourbeer
100 Cumberland Road
Lemoyne, PA 17403
Caledonian Investments, L.P.
c/o Timothy F. Nicholson
304 Gilbert Road
Dillsburg, PA 17019
Joseph L. Patanella
3405 Hidden River View Rd.
Annapolis, Maryland 21403
Erik S. Schetina
23 West 73rd St, Apt 903
New York, NY 10023
Ronald Waranowski
2914 Constellation Way
Finksburg, MD 21048
Phillip J. Smith
12127 Long Ridge Lane
Bowie, Maryland 20715
Jacob Carlson
558 11th St 25
Brooklyn, NY 11215
Daniel Muldoon
5228 Waugh Point Rd
King George, VA 22485
Jaime Romero
175 Bleecker Street, #13
New York, NY 10012

B-1

The Patanella Family Trust
c/o James S. Patanella
920 Sunset Valley Drive
Sykesville, MD 21784
Jack Troia
2632 Little Bighorn
Henderson, NV 89052
MBK Ventures, LLC
566 West Adams, Suite 401
Chicago, Illinois 60661
Attn: Andrew Bokor and Robert McCullen, Managers

B-2